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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-52857) of Rayonier Inc. and in the related Prospectus of our report dated September 15, 1999, except for Note 8, as to which the date is October
25, 1999 with respect to the financial statements of Smurfit Timberlands Operations, a business unit of Jefferson Smurfit Corporation (U.S.) included in the Current Report on Amendment No. 1 to Form 8-K/A dated November 12, 1999 of Rayonier Inc., filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

November 10, 1999
St. Louis, Missouri